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			FORM N-SAR ATTACHMENT ITEM 77 0
		"10f-3 TRANSACTIONS FOR THE PERIOD JULY 1, 1996 THROUGH JUNE 30, 1997"
								Alliance International Fund

										Shares		Total		% of Issue				Shares
		Date		Shares		% of Fund		Price per		Purchased by		Shares		Purchased				Held
Security		Purchased		Purchased		Assets1		Share		Fund group		Issued		By Group2		Broker(s)		1/31/97
Deutsche Telecom	11/18/96	 "28,900" 	0.19%	18.89	 "1,132,190"	"500,000 0.23% Deutsche Morgan Grenfell" 39,700"


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